Exhibit 99.1

FOR IMMEDIATE RELEASE Contacts: Gary Fischer Chief Financial Officer (510) 438-4700 Leslie Green Green Communications Consulting, LLC leslie@greencommunicationsllc.com

AXT Announces Tracy Liu Appointed to AXT, Inc. Board of Directors

FREMONT, Calif., June 22, 2026 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor wafer substrates, today announced that Tracy Liu has been appointed to the AXT Board of Directors, effective June 17, 2026. The AXT board expanded to five directors from the previous number of four.

Liu brings more than 30 years of business advisory experience, tax strategy and accounting to AXT, including 10 years with Big Four public accounting firms and more than 20 years advising public and private companies. Throughout her career, she has worked extensively with high-technology and semiconductor companies in Silicon Valley and the Asia-Pacific region, providing strategic guidance on international tax planning, cross-border business operations, and stock compensation. Her experience advising multinational companies on restructuring initiatives, joint ventures, and regulatory matters in both the United States and China provides valuable insight into AXT's global operations and will help strengthen the Board's understanding of the business environment in which Tongmei, AXT’s subsidiary in China, operates.

Liu currently serves as an independent director and Chair of the Audit Committee of ACM Research, Inc. (Nasdaq: ACMR), a semiconductor equipment company, and was, until the STAR Market requirement for a supervisory board ended, Chairperson of the Supervisory Board of ACM Shanghai, a semiconductor equipment company listed on the Shanghai STAR Market. Her extensive experience with semiconductor and technology companies, combined with her public company board and audit committee leadership, brings significant financial, operational, and governance expertise to AXT. Liu holds a master’s degree in accounting with a specialization in taxation and a bachelor’s degree in computer science. She is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

“We are delighted to welcome Tracy onto the AXT Board of Directors,” said Morris Young, chief executive officer. “Tracy is very knowledgeable and experienced about operating internationally, including in China, and combines her broad experience in financial matters with strategic planning for companies like AXT. She joins at a time when AXT has embarked on a very aggressive strategic path in adding capacity to take advantage of the dramatic increase in demand for our indium phosphide wafers driven by AI’s need for optical data transmission. This is the right time to add a fifth person to our Board.”

About AXT, Inc.

AXT is a material science company that develops and manufactures high-performance compound and single element semiconductor substrate wafers comprising indium phosphide (InP), gallium arsenide (GaAs) and germanium (Ge). The company’s substrate wafers are used when a typical silicon substrate wafer cannot meet the performance requirements of a semiconductor or optoelectronic device. End markets include AI/data center connectivity, 5G infrastructure, passive optical networks, LED lighting, lasers, sensors, power amplifiers for wireless devices and satellite solar cells. AXT’s worldwide headquarters are in Fremont, California where the company maintains sales, administration and customer service functions. AXT has its Asia headquarters in Beijing, China and manufacturing facilities in three separate locations in China. In addition, as part of its supply chain strategy, the company has partial ownership in over ten companies in China producing raw materials for its manufacturing process. For more information, see AXT’s website at https://investors.axt.com.

Safe Harbor Statement

The foregoing paragraphs contain forward-looking statements within the meaning of the Federal securities laws, including, for example, statements regarding the receipt of $25.4 million from the customer.. Additional examples of forward-looking statements made by AXT from time-to-time include statements regarding the IPO of our subsidiary in China, Tongmei, the market demand for our products, our product mix, our growth prospects and opportunities for continued business expansion, including technology trends, new applications and the ramping of Tier-1 customers, our market opportunity, our ability to lead our industry, our relocation, our expectations with respect to our business prospects and financial results, including our gross margin performance, and our development of larger diameter substrates that we believe will enable the next generation of technology innovation across a number of end-markets. These forward-looking statements are based upon assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited to: the receipt of export permits to export indium phosphide wafers from China, as well as our other wafer products, and the timing of such export permit approvals, the requests for redemptions by private equity funds in China of investments in Tongmei, the administrative challenges in satisfying the requirements of various government agencies in China in connection with the listing of shares of Tongmei on the STAR Market, continued open access to companies to list shares on the STAR Market, investor enthusiasm for new listings of shares on the STAR Market and geopolitical tensions between China and the United States. Additional uncertainties and factors include, but are not limited to: the timing and receipt of significant orders; the cancellation of orders and return of product; emerging applications using chips or devices fabricated on our substrates; end-user acceptance of products containing chips or devices fabricated on our substrates; our ability to bring new products to market; product announcements by our competitors; the ability to control costs and improve efficiency; the ability to utilize our manufacturing capacity; product yields and their impact on gross margins; the relocation of manufacturing lines and ramping of production; possible factory shutdowns as a result of air pollution in China or COVID-19; COVID-19 or other outbreaks of a contagious disease; tariffs and other trade war issues; the financial performance of our partially owned supply chain companies; policies and regulations in China; and other factors as set forth in the company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.